Exhibit 99.1

USANA Health Sciences Reports Third Quarter Results

SALT LAKE CITY--(BUSINESS WIRE)--October 25, 2022--USANA Health Sciences, Inc. (NYSE: USNA) today announced financial results for its fiscal third quarter ended October 1, 2022.

Key Financial & Operating Results

  Third quarter net sales were $233 million as compared with $274 million during the third quarter of the prior year.
  Third quarter diluted EPS totaled $0.78 versus $1.36 during the third quarter of 2021.
  Company revises fiscal 2022 net sales and diluted EPS outlook to $955 million to $975 million and $3.15 to $3.40, respectively.

Q3 2022 Financial Performance

Consolidated Results
Net Sales	$233 million	-15% vs. prior-year quarter -9% constant currency vs. prior-year quarter -$15 million YOY FX impact, or -6% -9% sequentially in constant currency
Diluted EPS	$0.78	-43% vs. prior-year quarter -22% sequentially Diluted shares of 19.3 million, -4% year-over-year
Active Customers	474,000	-18% vs. prior-year quarter -15% sequentially

“The challenging operating environment in Asia Pacific and the strengthening U.S. dollar negatively affected our operating results in the third quarter,” said Kevin Guest, Chief Executive Officer and Chairman of the Board. “COVID-related disruptions and challenging economic conditions resulting from those disruptions negatively impacted our results in several key Asia Pacific markets where city-wide lockdowns and other COVID restrictions persisted. This difficult operating environment has impacted our entire industry.”

Guest continued, “While we remain committed to our long-term business strategy, our team is evaluating and executing several short-term initiatives to regain momentum in our business. These initiatives include new and modified incentives in various markets and regions to make our overall incentive offering more rewarding and attractive to our sales force. They also include more targeted, relevant in-person communications amongst our management team and Associate leaders, as well as accelerating our return to live sales force meetings and events in markets where that is possible. In that regard, in August we held a successful 30th Anniversary Global Convention in Salt Lake City. The four-day event attracted 4,000 in-person and more than 50,000 virtual attendees. In-person gatherings of this nature, as well as smaller more targeted gatherings, have been, and will continue to be, invaluable in generating momentum for our business. Finally, we continued to make progress on our digital strategy during the quarter by improving our consumer online shopping experience and will continue to execute our digital strategy going forward.”

Q3 2022 Regional Results:

Asia Pacific Region
Net Sales	$183 million	-17% vs. prior-year quarter -11% constant currency vs. prior-year quarter -13% constant currency sequentially 78% of consolidated net sales
Active Customers	362,000	-18% vs. prior-year quarter -17% sequentially
Asia Pacific Sub-Regions
Greater China
Net Sales	$110 million	-11% vs. prior-year quarter -6% constant currency vs. prior-year quarter
Active Customers	213,000	-13% vs. prior-year quarter -23% sequentially
North Asia
Net Sales	$26 million	-22% vs. prior-year quarter -10% constant currency vs. prior-year quarter
Active Customers	54,000	-14% vs. prior-year quarter -5% sequentially
Southeast Asia Pacific
Net Sales	$47 million	-27% vs. prior-year quarter -21% constant currency vs. prior-year quarter
Active Customers	95,000	-29% vs. prior-year quarter -8% sequentially

Americas and Europe Region
Net Sales	$51 million
  -5% vs. prior-year quarter
  -4% constant currency vs. prior-year quarter
  +9% constant currency sequentially
  22% of consolidated net sales
  Includes $2.3 million of Q3 2022 sales contribution from recent acquisitions

Active Customers	112,000	-16% vs. prior-year quarter -7 % sequentially

Balance Sheet and Share Repurchase Activity

The Company generated $29 million in operating cash flow during the third quarter and ended the quarter with $247 million in cash and cash equivalents, and debt-free. We did not repurchase shares during the quarter and, as of October 1, 2022, the Company had approximately $83 million remaining under the share repurchase authorization.

Fiscal 2022 Outlook

The Company is revising its net sales and earnings per share outlook for fiscal year 2022 as follows:

Fiscal Year 2022 Outlook
	Revised Range	Previous Range
Consolidated Net Sales	$955 - $975 million	$1,015 - $1,065 million
Diluted EPS	$3.15 - $3.40	$3.85 - $4.45

“Third quarter top line results reflected the negative impact that macro- and local-economic factors had on our Active Customer counts in several of our key markets,” said Doug Hekking, Chief Financial Officer. “Additionally, we experienced greater than expected downward pressure from the stronger U.S. dollar both on net sales and operating margins.

“We are adjusting our fiscal 2022 outlook to reflect the lower Active Customer base at the end of the third quarter, along with continued expectations of COVID-related, inflationary and economic challenges in many of our markets. The revised guidance also incorporates our expectations that margins will continue to be pressured in the short- to mid-term.

“Despite the near-term disruptions, we remain committed to achieving our long-term strategic initiatives. We believe these initiatives will position USANA to deliver sustainable net sales and EPS growth over the long-term. Over the short-term, we are actively evaluating and implementing actions to minimize the impact of the macro-operating environment on our financial performance. Our balance sheet remains debt-free and we expect to generate operating cash flow of approximately $80 million in fiscal 2022.”

Management Commentary Document and Conference Call

For further information on the USANA’s operating results, please see the Management Commentary document, which has been posted on the Company’s website (http://ir.usana.com) under the Investor Relations section. USANA’s management team will hold a conference call and webcast to discuss today’s announcement with investors on Wednesday, October 26, 2022 at 11:00 AM Eastern Time. Investors may listen to the call by accessing USANA’s website at http://ir.usana.com. The call will consist of brief opening remarks by the Company’s management team, followed by a questions and answers session.

Non-GAAP Financial Measures

The Company prepares its financial statements using U.S. generally accepted accounting principles (“GAAP”). Constant currency net sales, earnings, EPS and other currency-related financial information (collectively, “Financial Results”) are non-GAAP financial measures that remove the impact of fluctuations in foreign-currency exchange rates (“FX”) and help facilitate period-to-period comparisons of the Company’s Financial Results that we believe provide investors an additional perspective on trends and underlying business results. Constant currency Financial Results are calculated by translating the current period's Financial Results at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period's Financial Results.

About USANA

USANA develops and manufactures high-quality nutritional supplements, functional foods and personal care products that are sold directly to Associates and Preferred Customers throughout the United States, Canada, Australia, New Zealand, Hong Kong, China, Japan, Taiwan, South Korea, Singapore, Mexico, Malaysia, the Philippines, the Netherlands, the United Kingdom, Thailand, France, Belgium, Colombia, Indonesia, Germany, Spain, Romania, and Italy. More information on USANA can be found at www.usana.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including: uncertainty related to the magnitude, scope and duration of the impact of the COVID-19 pandemic (“COVID-19”) to our business, operations and financial results; the further spread of, and regulatory measures or voluntary actions that may be put in place to limit the spread of, COVID-19 in the markets where we operate, including restrictions on business operations, shelter at home, or social distancing requirements; the potential for a resurgence of COVID-19 spread in any of our markets in the future; the impact of COVID-19 on the domestic and world economies, including any negative impact on discretionary spending, consumer demand, and consumer behavior in general; regulatory risk in China in connection with the health products and direct selling business models; regulatory risk in the United States in connection with the direct selling business model; potential negative effects of deteriorating foreign and/or trade relations between the United States and China; potential negative effects from geopolitical relations and conflicts, including the Russia-Ukraine conflict; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; global economic conditions generally, including increasing inflationary pressure around the world and any negative impact on our operating costs, consumer demand and consumer behavior in general; reliance upon our network of independent Associates; risk associated with governmental regulation of our products, manufacturing and direct selling business model; adverse publicity risks globally; risks associated with our international expansion and operations; and uncertainty relating to the fluctuation in U.S. and other international currencies. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this press release set forth our beliefs as of the date hereof. We do not undertake any obligation to update any forward-looking statement after the date hereof or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

USANA Health Sciences, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Nine Months Ended
	1-Oct-22	2-Oct-21	1-Oct-22	2-Oct-21

Net sales	$233,300	$274,352	$770,641	$919,165
Cost of sales	46,560	50,715	147,460	165,380
Gross profit	186,740	223,637	623,181	753,785
Operating expenses:
Associate incentives	98,090	116,222	336,914	404,580
Selling, general and administrative	66,020	66,645	201,204	210,518
Earnings from operations	22,630	40,770	85,063	138,687
Other income (expense), net	594	(420)	756	309
Earnings before income taxes	23,224	40,350	85,819	138,996
Income taxes	8,295	13,020	29,264	42,811
NET EARNINGS	$14,929	$27,330	$56,555	$96,185

Earnings per share - diluted	$0.78	$1.36	$2.93	$4.68
Weighted average shares outstanding - diluted	19,252	20,156	19,325	20,566
USANA Health Sciences, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of	As of
	1-Oct-22	1-Jan-22
ASSETS
Current Assets
Cash and cash equivalents	$246,879	$239,832
Inventories	67,278	98,318
Prepaid expenses and other current assets	26,997	26,967
Total current assets	341,154	365,117

Property and equipment, net	95,228	101,780
Goodwill	17,104	17,668
Intangible assets, net	32,158	30,442
Deferred tax assets	13,019	4,839
Other assets	57,400	57,894
Total assets	$556,063	$577,740

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$10,362	$13,508
Other current liabilities	115,484	147,282
Total current liabilities	125,846	160,790

Deferred tax liabilities	4,801	7,497
Other long-term liabilities	14,317	14,329

Stockholders' equity	411,099	395,124
Total liabilities and stockholders' equity	$556,063	$577,740

USANA Health Sciences, Inc.
Sales by Region
(In thousands)
(Unaudited)

	Quarter Ended
	October 1, 2022		October 2, 2021		Change from prior year		Currency impact on sales	% change excluding currency impact
Asia Pacific
Greater China	$109,682	47.0%	$123,235	44.9%	$(13,553)	(11.0%)	$(6,199)	(6.0%)
Southeast Asia Pacific	47,308	20.3%	64,570	23.5%	(17,262)	(26.7%)	(3,969)	(20.6%)
North Asia	25,667	11.0%	33,068	12.1%	(7,401)	(22.4%)	(4,006)	(10.3%)
Asia Pacific Total	182,657	78.3%	220,873	80.5%	(38,216)	(17.3%)	(14,174)	(10.9%)

Americas and Europe	50,643	21.7%	53,479	19.5%	(2,836)	(5.3%)	(875)	(3.7%)
	$233,300	100.0%	$274,352	100.0%	$(41,052)	(15.0%)	$(15,049)	(9.5%)
Active Associates by Region(1)
(Unaudited)

	As of
	October 1, 2022		October 2, 2021
Asia Pacific
Greater China	73,000	32.5%	81,000	29.8%
Southeast Asia Pacific	68,000	30.2%	90,000	33.1%
North Asia	34,000	15.1%	39,000	14.3%
Asia Pacific Total	175,000	77.8%	210,000	77.2%

Americas and Europe	50,000	22.2%	62,000	22.8%
	225,000	100.0%	272,000	100.0%
Active Preferred Customers by Region (2)
(Unaudited)

	As of
	October 1, 2022		October 2, 2021
Asia Pacific
Greater China	140,000	56.2%	165,000	54.3%
Southeast Asia Pacific	27,000	10.9%	44,000	14.4%
North Asia	20,000	8.0%	24,000	7.9%
Asia Pacific Total	187,000	75.1%	233,000	76.6%

Americas and Europe	62,000	24.9%	71,000	23.4%
	249,000	100.0%	304,000	100.0%
(1)

Associates are independent distributors of our products who also purchase our products for their personal use. We only count as active those Associates who have purchased from us any time during the most recent three-month period, either for personal use or resale.

(2)

Preferred Customers purchase our products strictly for their personal use and are not permitted to resell or to distribute the products. We only count as active those Preferred Customers who have purchased from us any time during the most recent three-month period. China utilizes a Preferred Customer program that has been implemented specifically for that market.

Contacts

Investor contact:
Andrew Masuda
Investor Relations
(801) 954-7201
investor.relations@usanainc.com

Media contact:
Dan Macuga
Public Relations
(801) 954-7280